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                                                                   EXHIBIT 4.7.2

                             SUPPLEMENTAL INDENTURE


         Supplemental Indenture (this "Supplemental Indenture"), dated as of February 9, 1998, by and among Key Plastics, Inc., a Michigan corporation (the "Company"), Key Plastics International, L.L.C., a Michigan limited liability company, Key Plastics Automotive, L.L.C., a Michigan limited liability company, Key Plastics Technology, L.L.C., a Michigan limited liability ("Key Technology"), Key Mexico A, L.L.C., a Michigan limited liability company, and Key Mexico B, a limited liability company, as Guarantors (the "Guarantors"), and Marine Midland Bank, as Trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company, as Issuer, and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of March 24, 1997 and amended as of even date herewith (the "Indenture"), providing for the issuance of an aggregate principal amount of $125,000,000 of 10 1/4% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes"); and

         WHEREAS, pursuant to each of a Contribution and Assignment Agreement (the "Contribution Agreement") and an Assumption Agreement (the "Assumption Agreement") between the Company and Key Technology, each dated on even date herewith, the Company has contributed, assigned, transferred, conveyed and delivered substantially all of its properties and assets and assigned substantially all of its liabilities to Key Technology, each as more particularly set forth in the Contribution Agreement and the Assumption Agreement; and

         WHEREAS, Section 5.01 of the Indenture provides, in relevant part, that the Company shall not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions unless the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Subordinated Notes and the Indenture; and

         WHEREAS, Key Technology intends to assume all the obligations of the Company under the Senior Subordinated Notes and the Indenture; and

         WHEREAS, pursuant to Section 5.02 of the Indenture, from and after the date hereof Key Technology shall succeed to, and be substituted for (so that the provisions of the Indenture referring to the "Company" shall refer instead to Key Technology and not the Company), and may exercise every right and power of the Company under the Indenture; provided , however, that the Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Subordinated Notes; and




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         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Company, Key Technology and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Notes as follows:

                  i.            Capitalized Terms. Capitalized terms used
                           herein without definition shall have the meanings assigned to them in the Indenture.

                  ii.           Agreement to Assume Obligations. Key Technology
                           hereby agrees to assume all the obligations of the Company under the Senior Subordinated Notes and the Indenture and to be bound by all other applicable provisions of the Indenture.

                  iii.          Company Obligations. The Company shall be
                           relieved of all obligations under the Senior
                           Subordinated Notes and the Indenture; provided, however, that the Company agrees that it shall not be relieved from the obligation to pay the principal of and interest on the Senior Subordinated Notes.

                  iv.           No Recourse Against Others. Pursuant to Section
                           12.07 of the Indenture, no officer, employee, director, incorporator or stockholder of the Company or Key Technology shall have any liability for any Obligations of the Company or Key Technology under the Senior Subordinated Notes, the Indenture or this Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation.

                  v.            Governing Law. The internal laws of the State of
                           New York shall govern this Supplemental Indenture, without regard to the conflict of laws provisions thereof.

                  vi.          Counterparts. This Supplemental Indenture may be
                           executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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                  vii.          Effect of Headings. The Section headings herein
                           are for convenience only and shall not affect the construction hereof.

                  viii.         The Trustee. The Trustee shall not be
                           responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental indenture, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date first written above.

                                 KEY PLASTICS, INC.


                                 By: /s/ Mark J. Abbo
                                    ------------------------
                                   Name:  Mark J. Abbo
                                   Title:    Treasurer and Assistant Secretary

                                 KEY PLASTICS INTERNATIONAL LLC

                                 By:  Key Plastics, Inc.,


                                 By: /s/ Mark J. Abbo
                                    ------------------------
                                   Name:  Mark J. Abbo
                                   Title:    Treasurer and Assistant Secretary

                                 KEY PLASTICS AUTOMOTIVE LLC

                                 By:  Key Plastics, Inc., a Member



                                 By: /s/ Mark J. Abbo
                                    ------------------------
                                   Name:  Mark J. Abbo
                                   Title:    Treasurer and Assistant Secretary



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                                 KEY PLASTICS TECHNOLOGY LLC

                                 By:  Key Plastics, Inc., a Member



                                 By: /s/ Mark J. Abbo
                                    ---------------------
                                   Name:  Mark J. Abbo
                                   Title:    Treasurer and Assistant Secretary

                                 KEY MEXICO A, LLC

                                 By:  Key Plastics, Inc., a Member



                                 By:  /s/ Mark J. Abbo
                                     --------------------
                                   Name:  Mark J. Abbo
                                   Title:    Treasurer and Assistant Secretary

                                 KEY MEXICO B, LLC

                                 By:  Key Plastics, Inc., a Member



                                 By: /s/ Mark J. Abbo
                                    ---------------------
                                   Name:  Mark J. Abbo
                                   Title:    Treasurer and Assistant Secretary

                                 MARINE MIDLAND BANK, as Trustee



                                 By: Marcia Markowski
                                    -----------------------

                                   Name: Marcia Markowski
                                         ------------------

                                   Title: Assistant Vice President
                                         ----------------------------



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